Exhibit 8.1

                          ______, 1998



Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, PA 19610

Board of Directors
First Home Bancorp, Inc.
125 South Broadway
Pennsville, NJ  08070

Re:  Merger of First Home Bancorp, Inc. with and into Sovereign
     Bancorp, Inc.; Merger of First Home Savings Bank with and into Sovereign Bank

Lady and Gentlemen:

     You have requested our opinion in connection with the transaction contemplated by the Agreement and Plan of Merger (the "Holding Company Merger Agreement"), dated as of December 18, 1997, between Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), and First Home Bancorp, Inc., a New Jersey corporation ("First Home"), pursuant to which First Home will be merged with and into Sovereign, which will be the surviving corporation. At the Effective Date of such merger (the "Merger"), each share of First Home Common Stock issued and outstanding immediately prior to such date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Sovereign Common Stock as is provided in Section 1.02(e) of the Holding Company Merger Agreement. No fractional shares of Sovereign Common Stock will be issued. In lieu thereof, shareholders of First Home will receive cash in an amount determined pursuant to Section 1.02(e) of the Holding Company Merger Agreement. First Home shareholders will not be entitled to exercise dissenters' rights in connection with the Merger.
All shares of First Home Common Stock held as treasury shares by First Home or held by a First Home Subsidiary, Sovereign, or a Sovereign Subsidiary on the Effective Date of the Merger will be cancelled, and no shares of Sovereign Common Stock or other property will be delivered in exchange therefor. Attached to and trading with each share of Sovereign Common Stock are certain "poison pill" rights (the "Rights") issued pursuant to the Sovereign Rights Agreement.

     You have also requested our opinion in connection with the transaction contemplated by the Bank Plan of Merger, dated as of December 18, 1997, between Sovereign Bank, a federal savings bank, and First Home Savings Bank, a federal savings bank ("First Home Savings"), pursuant to which First Home Savings will, concurrently with or as soon as practicable after the closing of the Merger of First Home with and into Sovereign, be merged with and into Sovereign Bank, which will be the surviving institution. At the effective date of such merger (the "Bank Merger"), all of the issued and outstanding shares of First Home Savings Common Stock and all shares of First Home Savings Common Stock held as treasury shares will be cancelled, and no shares of Sovereign Bank Common Stock will be delivered in exchange therefor.

     This opinion is being furnished pursuant to Section 5.01(j) and 5.02(j) of the Holding Company Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Holding Company Merger Agreement and its exhibits.

     In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Holding Company Merger Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of First Home and Sovereign, including certain written representations of the managements of First Home and Sovereign annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.

     In preparing our opinion, we have considered applicable provisions of the IRC, Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     2. First Home and Sovereign will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither First Home nor Sovereign will recognize any gain or loss upon the transfer of First Home's assets to Sovereign in exchange solely for Sovereign Common Stock
(including any fractional share interests) and the assumption by Sovereign of the liabilities of First Home.

     4. The basis of the First Home assets in the hands of Sovereign will be the same as the basis of such assets in the hands of First Home immediately prior to the Merger.

     5. The holding period of the assets of First Home to be received by Sovereign will include the period during which the assets were held by First Home.

     6. No gain or loss will be recognized by the shareholders of First Home on the receipt of Sovereign Common Stock (including any fractional share interests) solely in exchange for their shares of First Home Common Stock.

     7. The basis of the Sovereign Common Stock (including any fractional share interests) to be received by the First Home shareholders in the Merger will be the same as the basis of the First Home Common Stock surrendered in exchange therefor.

     8. The holding period of the Sovereign Common Stock (including any fractional share interests) to be received by the First Home shareholders in the Merger will include the period during which the First Home shareholders held their First Home Common Stock, provided the shares of First Home Common Stock are held as a capital asset on the Effective Date of the Merger.

     9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a).

     10.  The Rights transferred with the shares of Sovereign
Common Stock will not constitute "other property" within the meaning of IRC Section 356(a)(1)(B).

     11. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Home as of the Effective Date of the Merger. Any deficit in the earnings and profits of Sovereign or First Home will be used only to offset the earnings and profits accumulated after the Merger.

     12. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign will succeed to and take into account the items of First Home described in IRC Section 381(c). Such items will be taken into account by Sovereign subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     13. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     14. First Home Savings and Sovereign Bank will each be "a party to a reorganization" within the meaning of IRC Section
368(b).

     15. Neither First Home Savings nor Sovereign Bank will recognize any gain or loss upon the transfer of First Home
Savings' assets to Sovereign Bank in constructive exchange solely for Sovereign Bank Common Stock and the assumption by Sovereign
Bank of the liabilities of First Home Savings.

     16. The basis of the First Home Savings assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of First Home Savings immediately prior to the Bank
Merger.

     17. The holding period of the First Home Savings assets in the hands of Sovereign Bank will include the period during which such assets were held by First Home Savings.

     18. No gain or loss will be recognized by Sovereign, as the shareholder of First Home Savings, upon the constructive receipt of shares of Sovereign Bank Common Stock in exchange for the First Home Savings Common Stock surrendered in exchange therefor in the Bank Merger.

     19. The basis of the Sovereign Bank Common Stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the First Home Savings Common Stock surrendered in the constructive exchange.

     20. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Home Savings as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or First Home Savings will be used only to offset the earnings and profits accumulated after the Bank Merger.

     21. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of First Home Savings described in IRC Section 381(c). Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of First Home shareholders may not be applicable to persons who received their First Home Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the mergers and related transactions to any party under federal, state, local or foreign laws.

                              Very truly yours,

                              STEVENS & LEE

                     FIRST HOME BANCORP, INC.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of First Home Bancorp, Inc., a New Jersey corporation ("First Home"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of First Home with and into Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), pursuant to the Agreement and Plan of Merger, dated as of December 18, 1997, between Sovereign and First Home, and (ii) the subsequent merger (the "Bank Merger") of First Home Savings Bank, a federal savings bank ("First Home Savings"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of December 18, 1997, between Sovereign Bank and First Home Savings, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of First Home and First Home Savings, to the best knowledge and belief of the management of First Home and First Home Savings, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each First Home shareholder will be approximately equal to the fair market value of the First Home common stock exchanged therefor.

     2. There is no plan or intention on the part of the First Home shareholders to sell, exchange, or otherwise dispose of a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding First Home common stock as of the same date. For purposes of this representation, shares of First Home common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will be treated as outstanding First Home common stock on the effective date of such Merger. Moreover, shares of First Home common stock and shares of Sovereign common stock held by First Home shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. The liabilities of First Home assumed by Sovereign and the liabilities to which the transferred assets of First Home are subject were incurred by First Home in the ordinary course of its business.

     4.   Sovereign, First Home, and the shareholders of First
Home will pay their respective expenses, if any, incurred in connection with the Merger.

     5. There is no intercorporate indebtedness existing between First Home and Sovereign that was issued, acquired, or will be settled at a discount.

     6. No two parties to the Merger are "investment companies" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal
Revenue Code of 1986, as amended (the "IRC").

     7. First Home is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     8. The fair market value of the assets of First Home transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     9. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the First Home shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of First Home in exchange for their shares of First Home common stock. The fractional share interests of each First Home shareholder of record will be aggregated, and no First Home shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

     10. None of the compensation received by any shareholder-employees of First Home will be part of the consideration for First Home common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of First Home is separate consideration for any compensation owed to such shareholder-employee.

     11.  The liabilities of First Home Savings assumed by
Sovereign Bank and the liabilities to which the transferred assets of First Home Savings are subject were incurred by First
Home Savings in the ordinary course of its business.

     12. There is no intercorporate indebtedness existing between Sovereign Bank and First Home Savings that was issued, acquired, or will be settled at a discount.

     13. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     14. First Home Savings is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC
Section 368(a)(3)(A).

     15. The fair market value of the assets of First Home Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     16. The total adjusted basis of the assets of First Home Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of First Home and
First Home Savings, signed this certificate as of the _____ day of __________, 1998.

                              FIRST HOME BANCORP, INC.

                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________

                     SOVEREIGN BANCORP, INC.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of First Home Bancorp, Inc., a New Jersey corporation ("First Home"), with and into Sovereign pursuant to the Agreement and Plan of Merger, dated as of December 18, 1997, between Sovereign and First Home, and (ii) the subsequent merger (the "Bank Merger") of First Home Savings Bank, a federal savings bank ("First Home Savings"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of December 18, 1997, between Sovereign Bank and First Home Savings, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Sovereign and Sovereign Bank, to the best knowledge and belief of the management of Sovereign and Sovereign Bank, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each First Home shareholder will be approximately equal to the fair market value of the First Home common stock exchanged therefor.

     2. There is no plan or intention on the part of the First Home shareholders to sell, exchange, or otherwise dispose of a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding First Home common stock as of the same date. For purposes of this representation, shares of First Home common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will be treated as outstanding First Home common stock on the effective date of such Merger. Moreover, shares of First Home common stock and shares of Sovereign common stock held by First Home shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. Sovereign has no plan or intention to reacquire any of its common stock issued in the Merger.

     4. Sovereign has no plan or intention to sell or otherwise dispose of any of the assets of First Home acquired in the Merger, except for dispositions made in the ordinary course of business, transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the transfer contemplated by the Bank Merger.

     5. The liabilities of First Home assumed by Sovereign and the liabilities to which the transferred assets of First Home are subject were incurred by First Home in the ordinary course of its business.

     6. Following the Merger, Sovereign will continue the historic business of First Home or use a significant portion of First Home's historic business assets in a business.

     7.   Sovereign, First Home, and the shareholders of First
Home will pay their respective expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between First Home and Sovereign that was issued, acquired, or will be settled at a discount.

     9. No two parties to the Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     10. First Home is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     11. The fair market value of the assets of First Home transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     12. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the First Home shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of First Home in exchange for their shares of First Home common stock. The fractional share interests of each First Home shareholder of record will be aggregated, and no First Home shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

     13. None of the compensation received by any shareholder-employees of First Home will be part of the consideration for First Home common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of First Home is separate consideration for any compensation owed to such shareholder-employee.

     14.  At the time Sovereign executed the Sovereign Rights
Agreement, and as of the date of this Certificate, the likelihood of the Sovereign Stock Purchase Rights being exercised was, and is, both remote and speculative.

     15. The fair market value of the Sovereign Bank common stock to be constructively received by Sovereign will be approximately equal to the fair market value of the First Home
Savings common stock exchanged therefor.

     16. Sovereign has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Sovereign Bank common stock that would reduce its ownership of Sovereign Bank common stock constructively received in the Bank Merger to a number of shares having a value, as of the effective date of such merger, of less than 50% of the value of all of the formerly outstanding First Home Savings common stock as of the same date.

     17. Sovereign Bank has no plan or intention to sell or otherwise dispose of the assets of First Home Savings acquired in the Bank Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers described in IRC Section 368(a)(2)(C).

     18.  The liabilities of First Home Savings assumed by
Sovereign Bank and the liabilities to which the transferred assets of First Home Savings are subject were incurred by First
Home Savings in the ordinary course of its business.

     19. Following the Bank Merger, Sovereign Bank will continue the historic business of First Home Savings or use a significant portion of First Home Savings' historic business assets in a business.

     20. Sovereign, Sovereign Bank, and First Home Savings will pay their respective expenses, if any, incurred in connection with the Bank Merger.

     21. There is no intercorporate indebtedness existing between Sovereign Bank and First Home Savings that was issued, acquired, or will be settled at a discount.

     22. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     23. First Home Savings is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC
Section 368(a)(3)(A).

     24. The fair market value of the assets of First Home Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     25. The total adjusted basis of the assets of First Home Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Sovereign and Sovereign Bank, signed this certificate as of the _____ day of __________, 1998.

                              SOVEREIGN BANCORP, INC.

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________